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                                                                    EXHIBIT 99.1

               UP TO $11,000,000 CONVERTIBLE PREFERRED SECURITIES
                  ISSUABLE UPON EXERCISE OF SUBSCRIPTION RIGHTS

                        GREATER ATLANTIC CAPITAL TRUST I

             6.50% CUMULATIVE CONVERTIBLE TRUST PREFERRED SECURITIES

              (LIQUIDATION AMOUNT $10.00 PER CONVERTIBLE PREFERRED
           SECURITY) FULLY, IRREVOCABLY AND UNCONDITIONALLY GUARANTEED
                            ON A SUBORDINATED BASIS,
                   AS DESCRIBED IN THE ENCLOSED PROSPECTUS BY

                        GREATER ATLANTIC FINANCIAL CORP.








Dear Valued Shareholder:


         The enclosed prospectus and other documents grant to you the right to purchase 6.50% convertible preferred securities of Greater Atlantic Financial, Corp.'s newly formed financing subsidiary, Greater Atlantic Capital Trust I. The following is a summary of the rights offering. Additionally, you will find a summary of the rights offering at the beginning of the prospectus. You should also refer to the instructions to the subscription order form.

         Greater Atlantic Capital Trust I is distributing to Greater Atlantic Financial's shareholders of record on February 4, 2002, rights to purchase 6.50% convertible preferred securities. Shareholders of record will receive 0.365 subscription rights for each share of Greater Atlantic Financial common stock held on the record date.

         Each whole right will entitle you to purchase one convertible preferred security for $10.00 under the basic subscription privilege. You will also have the right to oversubscribe for up to the maximum number of convertible preferred securities offered in the rights offering if you exercise your full basic subscription privilege. If we receive oversubscription requests for more convertible preferred securities than we have available for oversubscription, you will receive only your pro rata portion of these convertible preferred securities based on the number of convertible preferred securities you subscribe for pursuant to your oversubscription privilege to the total number of convertible preferred securities subscribed for pursuant to oversubscription privileges.

         The convertible preferred securities represent an indirect interest in our 6.50% convertible junior subordinated debentures. The convertible debentures have the same payment terms as the convertible preferred securities and will be purchased by Greater Atlantic Capital Trust I using the proceeds from the rights offering. The convertible preferred securities are convertible into shares of our common stock as described in the enclosed prospectus.

         To purchase convertible preferred securities, please complete and execute your subscription order form and send it with your payment to Wilmington Trust Company, as indicated in the prospectus and subscription order form, before 5:00 p.m., Eastern time, on March 5, 2002.


         PLEASE NOTE THAT THE CONVERTIBLE PREFERRED SECURITIES WILL BE REPRESENTED BY A GLOBAL SECURITY THAT WILL BE DEPOSITED WITH AND REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY, NEW YORK, NEW YORK, OR ITS NOMINEE. THIS MEANS THAT YOU WILL NOT RECEIVE A CERTIFICATE FOR THE CONVERTIBLE PREFERRED SECURITIES, AND YOUR OWNERSHIP INTERESTS WILL BE RECORDED THROUGH THE DTC BOOK-ENTRY SYSTEM. THEREFORE, ALL CONVERTIBLE PREFERRED SECURITIES MUST BE PURCHASED THROUGH A DTC PARTICIPANT SUCH AS A BROKER OR DEALER. PLEASE FOLLOW THE INSTRUCTIONS

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FOR PROVIDING THE NAME AND PARTICIPANT NUMBER OF THE DTC PARTICIPANT THOUGH
WHICH YOU WILL PURCHASE THE CONVERTIBLE PREFERRED SECURITIES.

         If you have questions concerning this offering, please feel free to contact me at (703) 391-1300, or Denise M. Geran, Wilmington Trust Company at
(302) 651-1749. Thank you for your consideration.


                                           Sincerely,

                                           Carroll E. Amos
                                           President and Chief Executive Officer


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         THE RIGHTS OFFERING WILL EXPIRE AT 5:00 P.M., EASTERN TIME, ON
                  MARCH 5, 2002, UNLESS THE OFFER IS EXTENDED.
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THIS IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY
CONVERTIBLE PREFERRED SECURITIES. THE OFFER IS MADE ONLY BY THE PROSPECTUS ACCOMPANIED BY THE SUBSCRIPTION ORDER FORM.